Page 11 of 11 Pages
                         EXHIBIT 2

                  AGREEMENT OF JOINT FILING

	In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) of a Statement on Schedule 13D or any amendments thereto, with respect to the Common Stock, $.50 par value, of Landmark Land Company, Inc. and that this Agreement be included as an Exhibit to such filing.

	This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

	IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on the 24th day of November, 1997.

 		             GOTHAM PARTNERS, L.P.

                By:   Section H Partners, L.P.
                      its general partner

                      By: DPB Corporation,
                          a general partner of Section H Partners, L.P.

                      By: /s/ David P. Berkowitz
                          David P. Berkowitz
                          President

                KARENINA PROPERTIES, LLC

                	    By: /s/ William A. Ackman
                          William A. Ackman
                          Manager


                GOTHAM PARTNERS II, L.P.

                By:   Section H Partners, L.P.
                      its general partner

                      By: DPB Corporation,
                          a general partner of Section H Partners, L.P.

                      By: /s/ David P. Berkowitz
                          David P. Berkowitz
                          President